Exhibit 4.4

EXCHANGE AND REGISTRATION RIGHTS AGREEMENT, dated as of November 19, 2003, among Teléfonos de México, S.A. de C.V., a sociedad anónima de capital variable organized under the laws of the United Mexican States (“Mexico”) (the “Issuer”), and the several Initial Purchasers listed in Schedule I to the Purchase Agreement (as defined herein) (the “Initial Purchasers”).

The Issuer proposes to issue and sell the Notes (as defined herein) to the several Initial Purchasers upon the terms set forth in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Purchasers thereunder, the Issuer agrees with the Initial Purchasers for the benefit of holders (as defined herein) from time to time of the Registrable Notes (as defined herein) as follows:

1. Certain Definitions.

For purposes of this Agreement, the following terms shall have the following respective meanings:

The term “broker-dealer” shall mean any broker or dealer registered with the Commission under the Exchange Act.

“Closing” shall mean the date of the closing of the issuance and sale of the Notes pursuant to the Purchase Agreement.

“CNBV” shall have the meaning assigned in Section 3(c)(x) hereof.

“Commission” shall mean the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

“Effective Time”, in the case of (i) an Exchange Registration, shall mean the time and date as of which the Commission declares the Exchange Offer Registration Statement effective or as of which the Exchange Offer Registration Statement otherwise becomes effective and (ii) a Resale Registration, shall mean the time and date as of which the Commission declares the Resale Registration Statement effective or as of which the Resale Registration Statement otherwise becomes effective.

“Electing Holder” shall mean any holder of Registrable Notes that has returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(d)(ii) or 3(d)(iii) hereof.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, or any successor thereto, as the same shall be amended from time to time.

“Exchange Notes” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Offer” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Offer Registration Statement” shall have the meaning assigned thereto in Section 2(a) hereof.

“Exchange Registration” shall have the meaning assigned thereto in Section 3(c) hereof.

The term “holder” shall mean each of the Initial Purchasers and other persons who acquire Registrable Notes from time to time (including any successors or assigns), in each case for so long as such person owns any Registrable Notes.

“Indenture” shall mean the Indenture, dated as of November 19, 2003, between the Issuer and the Trustee, as supplemented by the Supplemental Indenture.

“Issuer” shall have the meaning assigned thereto in the recitals hereof (together with any successor).

“Losses” shall have the meaning assigned in Section 6(d) hereof.

“NASD” shall have the meaning assigned in Section 3(d)(xix) hereof.

“Notes” shall mean, collectively, the U.S. $1,000,000,000 aggregate principal amount of 4.50% Senior Notes due 2008 of the Issuer to be issued and sold to the Initial Purchasers, and securities issued in exchange therefor or in lieu thereof pursuant to the Indenture.

“Notice and Questionnaire” shall mean a Notice of Registration Statement and Selling Securityholder Questionnaire substantially in the form of Exhibit A hereto.

“Notice of Transfer” shall mean a Notice of Transfer pursuant to Registration Statement substantially in the form of Exhibit B hereto.

The term “person” shall mean a corporation, association, partnership, organization, business, individual, government or political subdivision thereof or governmental agency.

“Process Agent” shall have the meaning assigned in Section 9(g) hereof.

“Purchase Agreement” shall mean the Purchase Agreement, dated November 12, 2003, among the Issuer and the Initial Purchasers relating to the Notes, as the same may be amended from time to time.

“Registrable Notes” shall mean the Notes; provided, however, that a Note shall cease to be a Registrable Note when (i) in the circumstances contemplated by Section 2(a) hereof, the Note has been exchanged for an Exchange Note in an Exchange Offer as contemplated therein (provided that any Exchange Note received by a broker-dealer in an Exchange Offer in exchange for a Registrable Note that was not acquired by the broker-dealer directly from the Issuer will also be a Registrable Note through and including the earlier of the expiration of the Resale Period or such time as such broker-dealer no longer owns such Note); (ii) in the circumstances contemplated by Section 2(b) hereof, a Resale Registration Statement registering such Note under the Securities Act has been declared or becomes effective and such Note has been sold or otherwise transferred by the holder thereof pursuant to and in a manner contemplated by such effective Resale Registration Statement; (iii) such Note is sold pursuant to Rule 144 under circumstances in which any legend borne by such Note relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed by the Issuer or pursuant to the Indenture; (iv) such Note is eligible to be sold pursuant to paragraph (k) of Rule 144; or (v) such Note shall cease to be outstanding.

“Registration Default” shall have the meaning assigned thereto in Section 2(c) hereof.

“Registration Expenses” shall have the meaning assigned thereto in Section 4 hereof.

“Registry” shall have the meaning assigned in Section 3(c)(x) hereof.

“Resale Period” shall have the meaning assigned thereto in Section 2(a) hereof.

“Resale Registration” shall have the meaning assigned thereto in Section 2(b) hereof.

“Resale Registration Statement” shall have the meaning assigned thereto in Section 2(b) hereof.

“Restricted Holder” shall mean (i) a holder that is an affiliate of the Issuer within the meaning of Rule 405, (ii) a holder who acquires Exchange Notes outside the ordinary course of such holder’s business, (iii) a holder who has arrangements or understandings with any person to participate in the Exchange Offer for the purpose of distributing Exchange Notes and (iv) a holder that is a broker-dealer, but only with respect to Notes acquired by the broker-dealer directly from the Issuer.

“Rule 144,” “Rule 405” and “Rule 415” shall mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Securities Act” shall mean the United States Securities Act of 1933, or any successor thereto, as the same shall be amended from time to time.

“Supplemental Indenture” shall mean the First Supplemental Indenture with respect to the Notes, dated as of November 19, 2003, between the Issuer and the Trustee.

“Trust Indenture Act” shall mean the United States Trust Indenture Act of 1939, or any successor thereto, and the rules, regulations and forms promulgated thereunder, all as the same shall be amended from time to time.

“Trustee” shall mean JPMorgan Chase Bank (together with any successor).

Unless the context otherwise requires, any reference herein to a “Section” or “clause” refers to a Section or clause, as the case may be, of this Agreement, and the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision.

2. Registration Under the Securities Act.

(a) Except as set forth in Section 2(b) below, the Issuer agrees to:

(1) file under the Securities Act, no later than June 30, 2004, a registration statement relating to an offer to exchange (such registration statement, the “Exchange Offer Registration Statement,” and such offer, the “Exchange Offer”) any and all of the Notes (other than Exchange Notes) for a like aggregate principal amount of debt securities issued by the Issuer, which debt securities are substantially identical to the Notes (and are entitled to the benefits of a trust indenture which is substantially identical to the Indenture or is the Indenture and which has been qualified under the Trust Indenture Act), except that they have been registered pursuant to an effective registration statement under the Securities Act and do not contain provisions for the additional interest contemplated in Section 2(c) below, restrictions on transfer or restrictive legends (such new debt securities hereinafter called “Exchange Notes”);

(2) use its reasonable best efforts to cause the Exchange Offer Registration Statement to become effective under the Securities Act as soon as practicable, but no later than 90 days after the date on which it is first filed with the Commission. The Exchange Offer will be registered under the Securities Act on the appropriate form and will comply with all applicable tender offer rules and regulations under the Exchange Act;

(3) use its best efforts to (A) commence the Exchange Offer promptly and complete the Exchange Offer no later than 60 days after the Exchange Offer Registration Statement has become effective, (B) hold the Exchange Offer open for at least 30 calendar days and (C) issue Exchange Notes for all Registrable Notes that have been properly tendered and not withdrawn on or prior to the expiration of the Exchange Offer. The Exchange Offer will be deemed to have been “completed” only if the Exchange Notes received by holders other than Restricted Holders in the Exchange Offer for Registrable Notes are, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act (except for the requirement to deliver a prospectus included in the Exchange Offer Registration Statement applicable to resales by any broker-dealer of Exchange Notes received by such broker-dealer pursuant to the Exchange Offer in exchange for Registrable Notes), and without material restrictions under the blue sky or securities laws of a substantial majority of the States of the United States of America. Subject to the preceding sentence, the Exchange Offer shall be deemed to have been completed upon the earlier to occur of (i) the Issuer having exchanged the Exchange Notes for all outstanding Registrable Notes (other than those held by Restricted Holders) pursuant to the Exchange Offer and (ii) the Issuer having exchanged, pursuant to the Exchange Offer, Exchange Notes for all Registrable Notes that have been properly tendered and not withdrawn before the expiration of the Exchange Offer, which shall be on a date that is at least 30 calendar days following the commencement of the Exchange Offer. The Issuer agrees (x) to include in the Exchange Offer Registration Statement a prospectus for use in connection with any resales of Exchange Notes by a broker-dealer, other than resales of Notes acquired by the broker-dealer directly from the Issuer, and (y) to keep such Exchange Offer Registration Statement effective for a period (the “Resale Period”) beginning when Exchange Notes are first issued in the Exchange Offer and ending upon the earlier of the expiration of the 90th day after the Exchange Offer has been completed or such time as such broker-dealers no longer own any Registrable Notes. Each broker-dealer required to deliver a prospectus in connection with any resales of Exchange Notes agrees that, in the event the amount of Exchange Notes that are beneficially owned by such broker-dealer and are registered pursuant to the Exchange Offer Registration Statement is reduced due to a sale of such Exchange Notes under such Exchange Offer Registration Statement, such broker-dealer shall deliver to the Issuer and the Trustee, promptly after such a sale, a notice of transfer substantially similar to the Notice of Transfer. With respect to such Exchange Offer Registration Statement, each broker-dealer that holds Exchange Notes received in an Exchange Offer in exchange for Registrable Notes shall have the benefit of the rights of indemnification and contribution set forth in Sections 6(a), (c), (d) and (e) hereof.

(b) If, on or prior to the date of consummation of the Exchange Offer existing Commission interpretations are changed such that the Notes received by holders other than Restricted Holders in the Exchange Offer for Registrable Notes are not or would not be, upon receipt, transferable by each such holder without need for further compliance with Section 5 of the Securities Act (except for the requirement to deliver a prospectus included in the Exchange Offer Registration Statement applicable to resales by a broker-dealer of Exchange Notes received by such broker-dealer pursuant to the Exchange Offer in exchange for Registrable Notes), in lieu of conducting the Exchange Offer contemplated by Section 2(a) the Issuer shall file under the Securities Act by June 30, 2004, or if such change in Commission interpretations occurs after June 30, 2004, no later than 20 calendar days after such change, a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis by the holders of, all of the Registrable Notes, pursuant to Rule 415 or any similar rule that may be adopted by the Commission (such registration, the “Resale Registration” and such registration statement, the “Resale Registration Statement”). In addition, in the event that, prior to the consummation of the Exchange Offer, the Initial Purchasers shall not have resold all of the Notes initially purchased by them from the Issuer pursuant to the Purchase Agreement and the Initial Purchasers shall so request, the Issuer shall file under the Securities Act, by June 30, 2004 or, if the request for such a filing is made after June 30, 2004, no later than 20 calendar days after the request is made, a Resale Registration Statement covering such unsold Registrable Notes. (In the case of any Resale Registration required only by the second sentence of this Section 2(b), references herein to “Registrable Notes” mean those Notes that the Initial Purchasers shall have purchased from the Issuer pursuant to the Purchase Agreement and shall not have resold). The Issuer agrees to use its reasonable best efforts (i) to cause the Resale Registration Statement to become or be declared effective as soon as practicable but no later than 90 days after such Resale Registration Statement is first filed with the Commission and to keep such Resale Registration Statement continuously effective in order to permit the prospectus forming a part thereof to be usable by holders for resales of Registrable Notes for a period ending on the earlier of the second anniversary of the Closing, such time as all such Registrable Notes have been sold pursuant to the Resale Registration Statement or such time as there are no longer any Registrable Notes outstanding, provided, however, that no holder shall be entitled to be named as a selling securityholder in the Resale Registration Statement or to use the prospectus forming a part thereof for resales of Registrable Notes unless such holder is an Electing Holder, and (ii) after the Effective Time of the Resale Registration Statement and for so long as the Resale Registration Statement is required to be kept continuously effective pursuant to clause (i) above, promptly upon the request of any holder of Registrable Notes that is not then an Electing Holder, and provided that such holder shall have returned a completed and signed Notice and Questionnaire to the Issuer in accordance with Section 3(d)(iii) hereof, to take any action reasonably necessary to enable such holder to use the prospectus forming a part thereof for resales of Registrable Notes, including any action reasonably necessary to identify such holder as a selling securityholder in the Resale Registration Statement. The Issuer further agrees to supplement or make amendments to the Resale Registration Statement, as and when required by the rules, regulations or instructions applicable to the registration form used by the Issuer for such Resale Registration Statement or by the Securities Act or rules and regulations thereunder for shelf registration, and the Issuer agrees to furnish to each Electing Holder copies of any such supplement or amendment prior to its being used or promptly following its filing with the Commission.

(c) In the event that (i) the Issuer (A) has not filed the Exchange Offer Registration Statement on or before June 30, 2004, (B), if the Resale Registration Statement is required due to a change in existing Commission interpretations, has not filed the Resale Registration Statement on or before June 30, 2004 or, if the change occurs after such date, no later than 20 calendar days after such change, (C), if the Resale Registration Statement is required by the Initial Purchasers to cover unsold Notes initially purchased by them from the Issuer pursuant to the Purchase Agreement, has not filed the Resale Registration Statement on or before June 30, 2004 or, if the request is made after such date, no later than 20 calendar days after the request is made, or (ii) such Exchange Offer Registration Statement or Resale Registration Statement has not become effective or been declared effective by the Commission within 90 days after the date on which it is first filed with the Commission, or (iii) the Exchange Offer has not been completed within 60 days after the initial effective date of the Exchange Offer Registration Statement (if the Exchange Offer is then required to be made) or (iv) any Exchange Offer Registration Statement or Resale Registration Statement required by Section 2(a) or 2(b) hereof is filed and declared effective but shall thereafter either be withdrawn by the Issuer, becomes subject to an effective stop order issued pursuant to Section 8(d) of the Securities Act suspending the effectiveness of such registration statement or otherwise cease to be available for resales of Registrable Notes covered thereby (except as specifically permitted herein) without being succeeded promptly by an additional registration statement filed, declared effective and made available for such purposes (each such event referred to in clauses (i) through (iv), a “Registration Default”), then, as liquidated damages for such Registration Default, subject to the provisions of Section 9(b), the per annum interest rate on the Registrable Notes shall be increased by adding 0.50% thereto (e.g., such interest rate, if initially 4.50%, would be increased to 5.00%) for the period from the first day on which the Registration Default occurs to (but not including) the first day on which no Registration Default is in effect (at which time the interest rate on the Registrable Notes will be restored to its initial rate).

A Registration Default pursuant to Section 2(c)(iv) shall be deemed not to have occurred and be continuing in relation to a Resale Registration Statement or the related prospectus if such Registration Default has occurred solely as a result of the filing of a post-effective amendment to such Resale Registration Statement to incorporate annual audited financial information with respect to the Issuer, where such post-effective amendment is not yet effective and needs to be declared effective to permit holders to use the related prospectus; provided, however, that in any case if a Registration Default that has occurred solely for the reason described in this paragraph occurs and is continuing for a continuous period in excess of 60 days, liquidated damages shall be payable in accordance with the preceding paragraph from the 60th day following such Registration Default to but not including the day such Registration Default is cured.

Moreover, a Registration Default pursuant to Section 2(c)(iv) shall not be deemed to have occurred if the Issuer’s compliance with its obligations under this Agreement to maintain the effectiveness of, supplement or amend any Registration Statement, upon advice of U.S. counsel to the Issuer, would require additional disclosure of material non-public information by the Issuer or its subsidiaries as to which, and so long as, the Issuer or its subsidiaries have a bona fide business purpose in preserving its confidentiality; provided that the maximum period of time during which the Issuer shall be entitled to postpone the effectiveness, supplementing or amending of any Exchange Offer Registration Statement or Resale Registration Statement pursuant to this paragraph shall be 45 calendar days; provided, further, that (x) upon the exercise of its right under this paragraph to postpone the effectiveness, supplementing or amending of any such Exchange Offer Registration Statement or Resale Registration Statement, the Issuer shall give the holders prompt written notice of such exercise and, to the extent practicable, an approximation of the anticipated length of such postponement and (y) after the exercise of its right under this paragraph to postpone the effectiveness, supplementing or amending of any such Exchange Offer Registration Statement or Resale Registration Statement, the Issuer shall not, within six months of the expiration of any such postponement, exercise again its right of postponement under this paragraph; provided, however, that in any case if a Registration Default that has occurred solely for the reason described in this paragraph occurs and is continuing for a continuous period in excess of 45 days, liquidated damages shall be payable in accordance with the preceding paragraph from the 45th day following such Registration Default to but not including the day such Registration Default is cured. The holders hereby acknowledge that any notice given by the Issuer pursuant to this paragraph may constitute material non-public information and that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of the company or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

(d) Any reference herein to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time, and any reference herein to any amendment to a registration statement as of any time shall be deemed to include any document incorporated, or deemed to be incorporated, therein by reference as of such time.

3. Registration Procedures.

If the Issuer files a registration statement pursuant to Section 2(a) or Section 2(b), the following provisions shall apply:

(a) At the Effective Time of the Exchange Offer or the Resale Registration, as the case may be, the Indenture shall be qualified under the Trust Indenture Act.

(b) In the event that such qualification would require the appointment of a new trustee under the Indenture, the Issuer shall appoint a new trustee thereunder pursuant to the applicable provisions of the Indenture.

(c) In connection with the Issuer’s obligations with respect to the registration of Exchange Notes as contemplated by Section 2(a) (the “Exchange Registration”), if applicable, the Issuer shall, as soon as reasonably practicable (or as otherwise specified):

(i) prepare and file with the Commission, no later than June 30, 2004, an Exchange Offer Registration Statement on any form which may be utilized by the Issuer for that purpose and which shall permit the Exchange Offer and resales of Exchange Notes by broker-dealers during the Resale Period to be effected as contemplated by Section 2(a), and use its reasonable best efforts to cause such Exchange Offer Registration Statement to become effective as soon as practicable thereafter, but no later than 90 days after the date on which it is first filed with the Commission;

(ii) as soon as practicable prepare and file with the Commission such amendments and supplements to such Exchange Offer Registration Statement and the prospectus included therein as may be necessary to effect and maintain the effectiveness of such Exchange Offer Registration Statement for the periods and purposes contemplated in Section 2(a) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Exchange Offer Registration Statement, and promptly provide each broker-dealer holding Exchange Notes with such number of copies of the prospectus included therein (as then amended or supplemented), in conformity in all material respects with the requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, as such broker-dealer reasonably may request prior to the expiration of the Resale Period, for use in connection with resales of Exchange Notes;

(iii) promptly notify each broker-dealer that has requested or received copies of the prospectus included in the Exchange Offer Registration Statement, and, if requested by any such broker-dealer, confirm such advice in writing, (A) when such Exchange Offer Registration Statement or the prospectus included therein, or any amendment or supplement thereto, has been filed, and, with respect to such Exchange Offer Registration Statement or any amendment thereto, when the same has become effective, (B) of any request by the Commission or by the blue sky or securities commissioner or regulator of any state for amendments or supplements to such Exchange Offer Registration Statement or prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Exchange Offer Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuer contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Exchange Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (F) at any time during the Resale Period when a prospectus is required to be delivered under the Securities Act, that such Exchange Offer Registration Statement, prospectus, or any amendment or supplement thereto (or any report or other document incorporated therein by reference) does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(iv) in the event that the Issuer would be required, pursuant to Section 3(c)(iii)(F) above, to notify any broker-dealers holding Exchange Notes, promptly to prepare and furnish to each such holder a reasonable number of copies of a prospectus supplemented or amended (and each report or other document incorporated therein by reference) so that, as thereafter delivered to purchasers of such Exchange Notes during the Resale Period, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. Each broker-dealer holding Exchange Notes during the Resale Period agrees that upon receipt of any notice from the Issuer pursuant to Section 3(c)(iii)(F) above, such broker-dealer shall forthwith discontinue disposition of Exchange Notes pursuant to the Exchange Offer Registration Statement applicable to such Exchange Notes until such broker-dealer shall have received copies of such amended or supplemented prospectus (and each report or other document incorporated therein by reference not previously provided), and if so directed by the Issuer, such broker-dealer shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in such broker-dealer’s possession of the prospectus covering such Exchange Notes at the time of receipt of such notice; provided, however, that the Issuer hereby agrees that if it provides notice to any broker-dealers pursuant to Section 3(c)(iii)(F) above during the Resale Period, such Resale Period shall be extended by the number of days in the period from but not including the date of the giving of such notice to and including the date on which the Issuer shall have made available to such broker-dealers copies of the amended or supplemented prospectus (and each report or other document incorporated therein by reference not previously provided) necessary to permit such broker-dealers to resume disposition of Exchange Notes;

(v) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Exchange Offer Registration Statement or any amendment thereto at the earliest practicable date;

(vi) use all reasonable efforts to (A) register or qualify the Exchange Notes under the securities laws or blue sky laws of such jurisdictions as identified by the Representatives (as defined in the Purchase Agreement) or a majority of Electing Holders, as applicable, if such registration or qualification is required by such laws, no later than the commencement of the Exchange Offer, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions until the expiration of the Resale Period and (C) take any and all other actions as may be reasonably necessary or advisable to enable each broker-dealer holding Exchange Notes to consummate the disposition thereof in such jurisdictions; provided, however, that the Issuer shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(c)(vi), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its estatutos sociales (the “Estatutos”) or any agreement between it and its stockholders;

(vii) use all reasonable efforts to obtain the consent or approval of each Mexican or United States governmental agency or authority, whether federal, state or local, which may be required to effect the Exchange Registration, the Exchange Offer and the offering and sale of Exchange Notes by broker-dealers during the Resale Period;

(viii) provide a CUSIP number for all Exchange Notes, not later than the applicable Effective Time;

(ix) comply with all applicable rules and regulations of the Commission, and make generally available to the Issuer’s securityholders as soon as practicable but no later than 18 months after the effective date of such Exchange Offer Registration Statement, a consolidated earnings statement of the Issuer and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuer, Rule 158 thereunder);

(x) take all reasonable action necessary to maintain the registration of the Exchange Notes, at the time of the Exchange Offer, with the Special Section of the Registro Nacional de Valores (the “Registry”) maintained by the Comisión Nacional Bancaria y de Valores (“CNBV”); and

(xi) take all reasonable action necessary to ensure that the Exchange Notes, at the time of the consummation of the Exchange Offer (or as soon as reasonably practicable thereafter), are listed on the Luxembourg Stock Exchange.

(d) In connection with the Issuer’s obligations with respect to the Resale Registration, if applicable, the Issuer shall, as soon as reasonably practicable (or as otherwise specified):

(i) prepare and file with the Commission within the time periods specified in Section 2(b), a Resale Registration Statement on any form which may be utilized by the Issuer for that purpose and which shall register all of the Registrable Notes for resale by the holders thereof in accordance with such method or methods of disposition as may be specified by such of the holders as, from time to time, may be Electing Holders and use its reasonable best efforts to cause such Resale Registration Statement to become effective as soon as practicable but in any case within 90 days after the date on which it is first filed with the Commission;

(ii) not less than 30 calendar days prior to the Effective Time of the Resale Registration Statement, mail the Notice and Questionnaire to the holders of Registrable Notes; no holder shall be entitled to be named as a selling securityholder in the Resale Registration Statement as of the Effective Time, and no holder shall be entitled to use the prospectus forming a part thereof for resales of Registrable Notes at any time, unless such holder has returned a completed (to the satisfaction of the Issuer, in its sole discretion) and signed Notice and Questionnaire to the Issuer by the deadline for response set forth therein; provided, however, holders of Registrable Notes shall have at least 21 calendar days from the date on which the Notice and Questionnaire is first mailed to such holders to return a completed and signed Notice and Questionnaire to the Issuer;

(iii) after the Effective Time of the Resale Registration Statement, (A) upon the request of any holder of Registrable Notes that is not then an Electing Holder, promptly send a Notice and Questionnaire to such holder, and (B) upon receipt by the Issuer of a completed (to the satisfaction of the Issuer, in its sole discretion) and signed Notice and Questionnaire from any holder of Registrable Notes that is not then an Electing Holder, take any action reasonably necessary to cause such holder to be named as a selling securityholder in the Resale Registration Statement and to enable such holder to use the prospectus forming a part thereof for resales of its Registrable Notes;

(iv) as soon as reasonably practicable prepare and file with the Commission such amendments and supplements to such Resale Registration Statement and the prospectus included therein (and each report or other document incorporated therein by reference) as may be necessary to effect and maintain the effectiveness of such Resale Registration Statement for the period specified in Section 2(b) hereof and as may be required by the applicable rules and regulations of the Commission and the instructions applicable to the form of such Resale Registration Statement, and furnish to the Electing Holders copies of any such supplement or amendment (or report or other document incorporated therein by reference) simultaneously with or prior to its being used or filed with the Commission;

(v) comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Notes covered by such Resale Registration Statement in accordance with the intended methods of disposition by the Electing Holders provided for in such Resale Registration Statement;

(vi) provide (A) one representative designated by and on behalf of the majority of the Electing Holders, (B) the underwriters (which term, for purposes of this Agreement, shall include a person deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act), if any, thereof, (C) any sales or placement agent therefor, (D) counsel for any such underwriter or agent and (E) not more than one counsel for all the Electing Holders, the opportunity to participate in the preparation of such Resale Registration Statement, each prospectus included therein or filed with the Commission and each amendment or supplement thereto;

(vii) for a reasonable period prior to the filing of such Resale Registration Statement, and throughout the period specified in Section 2(b), make available at reasonable times at the Trustee’s principal place of business or such other reasonable place for inspection by the persons referred to in Section 3(d)(vi) who shall certify to the Issuer that they or the Electing Holders on whose behalf they are acting have a current intention to sell the Registrable Notes pursuant to the Resale Registration, such financial and other information and copies certified by an authorized officer of the Issuer of the books and records of the Issuer insofar as relevant to the resale of Registrable Notes, and cause the officers, employees, counsel and independent certified public accountants of the Issuer to respond to such inquiries, as shall be reasonably necessary, in the judgment of the Issuer and their counsel, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that each such party shall be required to maintain in confidence and not to disclose to any other person any such information or records, until such time as (A) such information becomes a matter of public record (whether by virtue of its inclusion in such registration statement or otherwise), (B) such person shall be required so to disclose such information pursuant to a subpoena or order of any court or other governmental agency or body having jurisdiction over the matter (subject to the requirements of such order, and only after such person shall have given the Issuer prompt prior written notice of such requirement) or (C) such information is required to be set forth in such Resale Registration Statement or the prospectus included therein or in an amendment to such Resale Registration Statement or an amendment or supplement to such prospectus in order that such Resale Registration Statement, prospectus, amendment or supplement, as the case may be, complies with applicable requirements of the U.S. federal securities laws and the rules and regulations of the Commission and does not contain an untrue statement of a material fact or omit to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and provided, further, that the foregoing inspection and information gathering shall be coordinated on behalf of the persons referred to in Section 3(d)(vi) by one counsel designated by and on behalf of the majority of the Electing Holders to act as counsel for such Electing Holders in connection therewith;

(viii) promptly notify each of the Electing Holders, any sales or placement agent therefor and any underwriter thereof (which notification may be made through any managing underwriter that is a representative of such underwriter for such purpose) and, if requested by such person or entity, confirm such advice in writing, (A) when such Resale Registration Statement or the prospectus included therein, or any amendment or supplement thereto, has been filed, and, with respect to such Resale Registration Statement or any amendment thereto, when the same has become effective, (B) of any request by the Commission and by the blue sky or securities commissioner or regulator of any state for amendments or supplements to such Resale Registration Statement or prospectus (or report or other document incorporated therein by reference) or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of such Resale Registration Statement or the initiation or threatening of any proceedings for that purpose, (D) if at any time the representations and warranties of the Issuer contemplated by Section 5 cease to be true and correct in all material respects, (E) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Registrable Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose or (F) if at any time when a prospectus is required to be delivered under the Securities Act, such Resale Registration Statement, prospectus, or amendment or supplement thereto (or any report or other document incorporated therein by reference) does not conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder or contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made;

(ix) use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such registration statement or any posteffective amendment thereto at the earliest practicable date;

(x) if requested by any managing underwriter or underwriters, any placement or sales agent or any Electing Holder, promptly incorporate in a prospectus supplement or amendment such information as is required by the applicable rules and regulations of the Commission and as such managing underwriter or underwriters, such agent or such Electing Holder reasonably specifies should be included therein relating to the terms of the sale of such Registrable Notes, including information with respect to the principal amount of Registrable Notes being sold by such Electing Holder or agent or to any underwriters, the name and description of such Electing Holder, agent or underwriter, the offering price of such Registrable Notes and any discount, commission or other compensation payable in respect thereof, the purchase price being paid therefor by such underwriters and with respect to any other terms of the offering of the Registrable Notes to be sold by such Electing Holder or agent or to such underwriters; and make all required filings of such prospectus supplement or amendment promptly after notification of the matters to be incorporated in such prospectus supplement or amendment;

(xi) furnish to each Electing Holder, each placement or sales agent, if any, therefor, each underwriter, if any, thereof and the respective counsel referred to in Section 3(d)(vi) a conformed copy of such Resale Registration Statement, each such amendment and supplement thereto (in each case including all exhibits thereto and each report or other document incorporated therein by reference (in the case of an Electing Holder of Registrable Notes, upon request)) and such number of copies of the prospectus (excluding documents incorporated by reference therein unless specifically so requested by such Electing Holder, agent or underwriter, as the case may be) included in such Resale Registration Statement (including each preliminary prospectus and any summary prospectus), in conformity in all material respects with the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder, and such other documents, as such Electing Holder, agent, if any, and underwriter, if any, may reasonably request in order to facilitate the offering and disposition of the Registrable Notes owned by such Electing Holder, offered or sold by such agent or underwritten by such underwriter, as the case may be, and to permit such Electing Holder, agent and/or underwriter to satisfy the prospectus delivery requirements of the Securities Act; and the Issuer hereby consents to the use of such prospectus (including each preliminary and summary prospectus) and any amendment or supplement thereto (and each report or other document incorporated therein by reference) by each such Electing Holder and by any such agent and underwriter, in each case in the form most recently provided to such person by the Issuer, in connection with the offering and sale of the Registrable Notes covered by the prospectus (including each preliminary and summary prospectus) or any supplement or amendment thereto;

(xii) use all reasonable efforts to (A) register or qualify the Registrable Notes to be included in such Resale Registration Statement under such securities laws or blue sky laws of such jurisdictions as a majority of Electing Holders and each placement or sales agent, if any, therefor and underwriter, if any, thereof shall reasonably request, (B) keep such registrations or qualifications in effect and comply with such laws so as to permit the continuance of offers, sales and dealings therein in such jurisdictions during the period the Resale Registration is required to remain effective under Section 2(b) above and (C) take any and all other actions as may be reasonably necessary or advisable to enable each such Electing Holder, agent, if any, and underwriter, if any, to consummate the disposition in such jurisdictions of such Registrable Notes during the period the Resale Registration is required to remain effective under Section 2(b) above; provided, however, that the Issuer shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 3(d)(xii), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its Estatutos or any agreement between it and its stockholders;

(xiii) use all reasonable efforts to obtain the consent or approval of each Mexican or United States governmental agency or authority, whether federal, state or local, which may be required to effect the Resale Registration or the offering or sale in connection therewith or to enable the selling holder or holders to offer, or to consummate the disposition of, their Registrable Notes;

(xiv) cooperate with the Electing Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Notes to be sold, which certificates shall be printed, lithographed or engraved, or produced by any combination of such methods (which Registrable Notes may be in global form), and which shall not bear any restrictive legends (except in the case of a sale to a Restricted Holder); and, in the case of an underwritten offering, enable such Registrable Notes to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of the Registrable Notes;

(xv) provide a CUSIP number for all Registrable Notes, not later than the applicable Effective Time;

(xvi) enter into one or more underwriting agreements, agency agreements, “best efforts” underwriting agreements or similar agreements, as appropriate, including customary provisions relating to indemnification and contribution, and take such other actions in connection therewith as any Electing Holders of at least 25% in aggregate principal amount of the Registrable Notes at the time outstanding shall reasonably request in order to expedite or facilitate the disposition of such Registrable Notes;

(xvii) whether or not an agreement of the type referred to in Section 3(d)(xvi) hereof is entered into and whether or not any portion of the offering contemplated by the Resale Registration is an underwritten offering or is made through a placement or sales agent or any other entity, upon the reasonable request of the managing underwriters, if any, or Electing Holders of at least 25% in aggregate principal amount of the Registrable Notes at the time outstanding, (A) make such representations and warranties to the Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof in form, substance and scope as are customarily made in connection with an offering of debt securities pursuant to any appropriate and customary agreement or to a registration statement filed on the form applicable to the Resale Registration; (B) obtain an opinion of United States counsel to the Issuer in customary form and covering such matters, of the type customarily covered by such an opinion, addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Resale Registration Statement (and if such Resale Registration Statement contemplates an underwritten offering of a part or all of the Registrable Notes, dated the date of the closing under the underwriting agreement relating thereto), such opinion to be subject to customary qualifications and limitations; (C) obtain an opinion of Mexican counsel to the Issuer in customary form and covering such matters, of the type customarily covered by such an opinion, addressed to such Electing Holder or Electing Holders and the placement or sales agent, if any, therefor and the underwriters, if any, thereof and dated the effective date of such Resale Registration Statement (and if such Resale Registration Statement contemplates an underwritten offering of a part or all of the Registrable Notes, dated the date of the closing under the underwriting agreement relating thereto), such opinion to be subject to customary qualifications and limitations; (D) subject to the receipt of the appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72, obtain a “cold comfort” letter or letters from the independent certified public accountants of the Issuer addressed to the selling Electing Holders, the placement or sales agent, if any, therefor or the underwriters, if any, thereof, dated (i) the effective date of such Resale Registration Statement and (ii) the effective date of any prospectus supplement to the prospectus included in such Resale Registration Statement or amendment to such Resale Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus (and, if such Resale Registration Statement contemplates an underwritten offering pursuant to any prospectus supplement to the prospectus included in such Resale Registration Statement or amendment to such Resale Registration Statement which includes unaudited or audited financial statements as of a date or for a period subsequent to that of the latest such statements included in such prospectus, dated the date of the closing under the underwriting agreement relating thereto), such letter or letters to be in customary form and covering matters of the type customarily covered by letters of such type; (E) deliver such documents and certificates, including officers’ certificates, to evidence the accuracy of the representations and warranties made pursuant to clause (A) above or those contained in Section 5(a) hereof and the compliance with or satisfaction of any agreements or conditions contained in the underwriting agreement or other agreement entered into by the Issuer; and (F) undertake such obligations relating to expense reimbursement, indemnification and contribution as are in conformity with those provided in Section 6 hereof;

(xviii) notify the Trustee in writing and cause to be furnished through the Trustee, within 15 days of receipt of such notice, to each holder of Registrable Notes, notice of any proposal by the Issuer to amend or waive any provision of this Agreement pursuant to Section 9(i) hereof and of any amendment or waiver effected pursuant thereto, which notice shall contain the text of the amendment or waiver proposed or effected, as the case may be;

(xix) in the event that any broker-dealer registered under the Exchange Act shall underwrite any Registrable Notes or participate as a member of an underwriting syndicate or selling group or “assist in the distribution” (within the meaning of the Rules of Fair Practice and the By-Laws of the National Association of Securities Dealers, Inc. (“NASD”) or any successor thereto, as amended from time to time) thereof, whether as a holder of such Registrable Notes or as an underwriter, a placement or sales agent or a broker or dealer in respect thereof, or otherwise, assist such broker-dealer in complying with the requirements of such Rules and By-Laws, including by (A) if such Rules or By-Laws shall so require, engaging a “qualified independent underwriter” (as defined in Rule 2720 (or any successor thereto)) to participate in the preparation of the Resale Registration Statement relating to such Registrable Notes, to exercise usual standards of due diligence in respect thereto and, if any portion of the offering contemplated by such Resale Registration Statement is an underwritten offering or is made through a placement or sales agent, to recommend the yield of such Registrable Notes, (B) indemnifying any such qualified independent underwriter to the extent of the indemnification of underwriters provided in Section 6 hereof (or to such other customary extent as may be requested by such underwriter) and (C) providing such information to such broker-dealer as may be required in order for such broker-dealer to comply with the requirements of the Rules of Fair Practice of the NASD;

(xx) comply with all applicable rules and regulations of the Commission, and make generally available to the Issuer’s securityholders as soon as practicable but in any event not later than 18 months after the effective date of such Resale Registration Statement, a consolidated earnings statement of the Issuer and its subsidiaries complying with Section 11(a) of the Securities Act (including, at the option of the Issuer, Rule 158 thereunder);

(xxi) take all reasonable action necessary to maintain the registration of the Registrable Notes, at the Effective Time of the Resale Registration (or as soon as reasonably practical thereafter), with the Special Section of the Registry maintained by the CNBV; and

(xxii) take all reasonable action necessary to ensure that the Registrable Notes, at the Effective Time of the Resale Registration (or as soon as reasonably practicable thereafter), are listed with the Luxembourg Stock Exchange.

(e) In the event that the Issuer would be required, pursuant to Section 3(d)(viii)(F) above, to notify the Electing Holders, the placement or sales agent, if any, therefor and the managing underwriters, if any, thereof, the Issuer shall promptly prepare and furnish to each of the Electing Holders, to each placement or sales agent, if any, and to each such underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended (and each report or other document incorporated therein by reference) so that, as thereafter delivered to purchasers of Registrable Notes, such prospectus shall conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Each Electing Holder agrees that, upon receipt of any notice from the Issuer pursuant to Section 3(d)(viii)(F) hereof, such Electing Holder shall forthwith discontinue the disposition of Registrable Notes pursuant to the Resale Registration Statement applicable to such Registrable Notes until such Electing Holder shall have received copies of such amended or supplemented prospectus (and each report or other document incorporated therein by reference), and if so directed by the Issuer, such Electing Holder shall deliver to the Issuer (at the Issuer’s expense) all copies, other than permanent file copies, then in such Electing Holder’s possession of the prospectus covering such Registrable Notes at the time of receipt of such notice.

(f) In the event of a Resale Registration, in addition to the information required to be provided by each Electing Holder in its Notice and Questionnaire, the Issuer may require such Electing Holder to furnish to the Issuer such additional information regarding such Electing Holder and such Electing Holder’s intended method of distribution of Registrable Notes as the Issuer may from time to time reasonably request, but only to the extent that such information is required in order to comply with the Securities Act or state securities or blue sky laws. Each such Electing Holder agrees to notify the Issuer as promptly as practicable of any inaccuracy or change in information previously furnished by such Electing Holder to the Issuer or of the occurrence of any event in either case as a result of which any prospectus relating to such Resale Registration contains or would contain an untrue statement of a material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Notes or omits to state any material fact regarding such Electing Holder or such Electing Holder’s intended method of disposition of such Registrable Notes required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and promptly to furnish to the Issuer any additional information required to correct and update any previously furnished information or required so that such prospectus shall not contain, with respect to such Electing Holder or the disposition of such Registrable Notes, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. Each Electing Holder further agrees that in the event the amount of Registrable Notes that are beneficially owned by such Electing Holder and are registered pursuant to such Resale Registration is reduced due to a sale of such Registrable Notes under such Resale Registration, such Electing Holder shall deliver to the Issuer and the Trustee, at the time of such sale, a Notice of Transfer.

(g) Until the earlier of (i) the expiration of two years after the Closing or (ii) such time as the Exchange Offer has been completed or the Resale Registration Statement has become or been declared effective by the Commission, the Issuer will not, and will not permit any of its subsidiaries to, reissue or resell any of the Notes that have been acquired by any of them.

4. Registration Expenses.

The Issuer agrees to bear and to pay or cause to be paid promptly all reasonable and documented expenses incident to the Issuer’s performance of or compliance with this Agreement, including (a) all Commission and any NASD registration, filing and review fees and expenses including reasonable fees and disbursements of counsel for the placement or sales agent or underwriters in connection with such registration, filing and review, (b) all fees and expenses in connection with the qualification of the Notes for offering and sale under the State securities and blue sky laws referred to in Section 3(d)(xii) hereof and determination of their eligibility for investment under the laws of such jurisdictions as any managing underwriters or the Electing Holders may reasonably designate, including any reasonable and documented fees and disbursements of counsel for the Electing Holders (subject to the limitations of Clause (k) below) or underwriters in connection with such qualification and determination, (c) all fees relating to the registration of the Exchange Notes or the Registrable Notes with the Special Section of the Registry maintained by the CNBV in accordance with Section 3(c)(x) and 3(d)(xxi), respectively, (d) all fees relating to the listing of Exchange Notes or Registrable Notes with the Luxembourg Stock Exchange in accordance with Section 3(c)(xi) and Section 3(d)(xxii), respectively, (e) all expenses relating to the preparation, printing, production, distribution and reproduction of each registration statement required to be filed hereunder, each prospectus included therein or prepared for distribution pursuant hereto, each amendment or supplement to the foregoing, the expenses of preparing the Notes for delivery and the expenses of printing or producing any underwriting agreements, agreements among underwriters, selling agreements and blue sky or legal investment memoranda and all other documents in connection with the offering, sale or delivery of Notes to be disposed of (including certificates representing the Notes), (f) messenger, telephone and delivery expenses relating to the offering, sale or delivery of Notes and the preparation of documents referred in clause (e) above, (g) reasonable and documented fees and expenses of the Trustee under the Indenture, any agent of the Trustee and any counsel for the Trustee and of any collateral agent or custodian, (h) internal expenses (including all reasonable and documented salaries and expenses of the Issuer’s officers and employees performing legal or accounting duties), (i) reasonable and documented fees, disbursements and expenses of counsel and independent certified public accountants of the Issuer (including the expenses of any opinions or “cold comfort” letters required by or incident to such performance and compliance), (j) reasonable and documented fees, disbursements and expenses of any “qualified independent underwriter” engaged pursuant to Section 3(d)(xix) hereof, (k) reasonable and documented fees, disbursements and expenses of one counsel for the Electing Holders retained in connection with a Resale Registration, as selected by the Electing Holders of at least a majority in aggregate principal amount of the Registrable Notes held by Electing Holders (which counsel shall be reasonably satisfactory to the Issuer) and (l) any fees charged by securities rating services for rating the Notes as required by the Indenture (collectively, the “Registration Expenses”). To the extent that any Registration Expenses are incurred, assumed or paid by any holder of Registrable Notes or any placement or sales agent therefor or underwriter thereof, the Issuer shall reimburse such person for the full amount of the Registration Expenses so incurred, assumed or paid promptly after receipt of a request therefor (accompanied by receipts, invoices or other documentary evidence, as appropriate). Notwithstanding the foregoing, the holders of the Registrable Notes being registered shall pay all agency fees and commissions and underwriting discounts and commissions attributable to the sale of such Registrable Notes and the fees and disbursements of any counsel or other advisors or experts retained by such holders (severally or jointly), other than the counsel and experts specifically referred to above.

5. Representations and Warranties.

The Issuer represents and warrants to, and agrees with, each Initial Purchaser and each of the holders from time to time of Registrable Notes that:

(a) Each registration statement covering Registrable Notes and each prospectus (including any preliminary or summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof and any further amendments or supplements to any such registration statement or prospectus, when it becomes effective or is filed with the Commission, as the case may be, and, in the case of an underwritten offering of Registrable Notes, at the time of the closing under the underwriting agreement relating thereto, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading with respect to any date of effectiveness contemplated by this Section 5(a), and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made with respect to any filing date (if other than a date of effectiveness) contemplated by this Section 5(a) or the time of the closing under any underwriting agreement; and at all times subsequent to the Effective Time when a prospectus would be required to be delivered under the Securities Act, other than from (i) such time as a notice has been given to holders of Registrable Notes pursuant to Section 3(c)(iii)(F) or Section 3(d)(viii)(F) hereof until (ii) such time as the Issuer furnishes an amended or supplemented prospectus pursuant to Section 3(c)(iv) or Section 3(e) hereof, each such registration statement, and each prospectus (including any summary prospectus) contained therein or furnished pursuant to Section 3(c) or Section 3(d) hereof, as then amended or supplemented, will conform in all material respects to the applicable requirements of the Securities Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of a holder of Registrable Notes expressly for use therein.

(b) Any documents incorporated by reference in any prospectus referred to in Section 5(a) hereof, when they become or became effective or are or were filed with the Commission, as the case may be, will conform or conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents will contain or contained an untrue statement of a material fact or will omit or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of a holder of Registrable Notes expressly for use therein.

(c) The compliance by the Issuer with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer or any of its subsidiaries is a party or by which the Issuer or any such subsidiary is bound or to which any of the property or assets of the Issuer or any such subsidiary is subject, which conflict, breach, violation or default is material to the transactions contemplated by this Agreement or to the Issuer and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Estatutos of the Issuer or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer or any such subsidiary or any of their properties; and no governmental authorization or filing is required for the consummation by the Issuer of the transactions contemplated by this Agreement, except the registration under the Securities Act of the Notes, qualification of the Indenture under the Trust Indenture Act, certain notices to the CNBV and such consents, approvals, authorizations, registrations or qualifications, if any, as may be required under State securities or blue sky laws in connection with the offering and distribution of the Notes.

(d) This Agreement has been duly authorized, executed and delivered by the Issuer and is a valid, binding and enforceable agreement of the Issuer in accordance with its terms.

6. Indemnification.

(a) Indemnification by the Issuer. In connection with any prospectus delivery pursuant to an Exchange Offer Registration Statement by a broker-dealer or in the event of a registration of the Registrable Notes pursuant to Section 2(b) hereof, the Issuer shall, and hereby agrees to, indemnify and hold harmless each of the holders of Registrable Notes included in an Exchange Offer Registration Statement that is required to deliver the prospectus included in the Exchange Offer Registration Statement with respect to any resales of Exchange Notes, each of the Electing Holders of Registrable Notes included in a Resale Registration Statement and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of such Registrable Notes against any losses, claims, damages or liabilities, joint or several, to which such holder, agent or underwriter may become subject under the Securities Act, the Exchange Act or other United States federal or state statutory law or regulation at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Exchange Offer Registration Statement or Resale Registration Statement, as the case may be, under which such Registrable Notes were registered under the Securities Act, and any amendment or supplement thereto, if the Issuer shall have furnished any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Issuer shall, and it hereby agrees to, reimburse such holder, such Electing Holder, such agent and such underwriter, upon request, for any reasonable and documented legal or other expenses incurred by them in connection with investigating or defending any such action or claim;

provided, however, that the Issuer shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made therein, in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such person expressly for use therein; and provided, further, that such indemnity shall not inure to the benefit of any other person, if any, who controls such person within the meaning of the Securities Act or the Exchange Act from whom the person asserting such loss, claim, damage or liability purchased the Notes or Exchange Notes which are the subject thereof, if such asserting person did not receive a copy of the prospectus included in such registration statement (or the prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Notes or Exchange Notes to such asserting person in any case where such delivery of a prospectus is required by the Securities Act, and the untrue statement or omission of a material fact contained in the prospectus was corrected in the prospectus as amended or supplemented and the Issuer previously furnished copies thereof to the person with a prospectus delivery obligation.

(b) Indemnification by the Holders and any Agents and Underwriters. The Issuer may require, as a condition to including any Registrable Notes in any registration statement filed pursuant to Section 2(b) hereof and to entering into any underwriting agreement with respect thereto, that it shall have received an undertaking reasonably satisfactory to it from the Electing Holder of such Registrable Notes and from each underwriter named in any such underwriting agreement, severally and not jointly, to (i) indemnify and hold harmless the Issuer, each of its directors, officers and each person who controls the Issuer within the meaning of the Securities Act, the Exchange Act or other United States federal or state statutory law or regulation at common law or otherwise to the same extent as the foregoing indemnities in paragraph (a) of this Section 6 and all other holders of Registrable Notes, but only with reference to written information furnished to the Issuer by or on behalf of such Electing Holder or underwriter expressly for use therein, and (ii) reimburse the Issuer for any legal or other expenses reasonably incurred by either of them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that no such Electing Holder shall be required to undertake liability to any person under this Section 6(b) for any amounts in excess of the dollar amount of the proceeds to be received by such Electing Holder from the sale of such Electing Holder’s Registrable Notes pursuant to such registration.

(c) Notices of Claims, Etc. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of or contemplated by this Section 6, notify such indemnifying party in writing of the commencement of such action; but the omission to so notify the indemnifying party (i) shall not relieve it from any liability which it may have to any indemnified party other than under the indemnification provisions of or contemplated by Section 6(a) or 6(b) hereof unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligation to any indemnified party other than the indemnification obligation provided in (a) or (b) above. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, which shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Contribution. In the event that the indemnity provided in paragraph (a) or (b) of this Section 6 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each of the indemnifying and indemnified party agrees to contribute to the aggregate losses, claims, damages and liabilities (including reasonable and documented legal or other expenses incurred in connection with investigating or defending same) (collectively, “Losses”) to which each such party may be subject in such proportion as is appropriate to reflect the relative fault of each such party; provided, however, that no holder shall be required to contribute any amount in excess of the amount by which the dollar amount of the proceeds received by such holder from the sale of any Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) exceeds the amount of any damages which such holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each of the indemnifying and indemnified party shall contribute in such proportion as is appropriate to reflect not only such relative fault but also any other relevant equitable considerations. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by each of the indemnifying and indemnified party. Each of the indemnifying and indemnified party agrees that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The holders’ and any underwriters’ obligations to contribute pursuant to this Section 6 are several in proportion to principal amount of Registrable Notes registered or underwritten, as the case may be, by them and not joint. For purposes of this Section 6, each person who controls any holder, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of such holder, agent or underwriter shall have the same rights to contribution as such holder, agent or underwriter; each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act, each officer and each director of the Issuer shall have the same rights to contribution as the Issuer.

(e) The respective agreements, representations, warranties, indemnities and other statements of the Issuer or its officers and of each holder, agent or underwriter, as applicable, set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any person, the Issuer or any of the officers, directors or controlling persons referred to in this Section 6. The provisions of this Section 6 shall survive the termination or cancellation of this Agreement.

7. Underwritten Offerings.

(a) Selection of Underwriters. If any of the Registrable Notes covered by the Resale Registration are to be sold pursuant to an underwritten offering, the managing underwriter or underwriters thereof shall be designated by Electing Holders holding at least a majority in aggregate principal amount of the Registrable Notes to be included in such offering, provided that such designated managing underwriter or underwriters is or are reasonably acceptable to the Issuer.

(b) Participation by Holders. Each holder of Registrable Notes hereby agrees with each other such holder that no such holder may participate in any underwritten offering hereunder unless such holder (i) agrees to sell such holder’s Registrable Notes on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

8. Rule 144.

The Issuer covenants to the holders of Registrable Notes that to the extent they shall be required to do so under the Exchange Act, the Issuer shall timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Section 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder, and shall take such further action as any holder of Registrable Notes may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Notes without registration under the Securities Act within the limitations of the exemption provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar or successor rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Notes in connection with that holder’s sale pursuant to Rule 144, the Issuer shall deliver to such holder a written statement as to whether it has complied with such requirements, unless the holder is entitled, pursuant to Rule 144(c)(1), to rely upon a statement as to such compliance, made by the Issuer in the most recent report the Issuer is required to file and has filed in accordance with the Exchange Act. The Issuer shall not be required to comply with this Section 8 if the Exchange Offer has been completed.

9. Miscellaneous.

(a) No Inconsistent Agreements. The Issuer represents, warrants, covenants and agrees that it has not granted, and shall not grant, registration rights with respect to Registrable Notes or any other securities which would be inconsistent with the terms contained in this Agreement.

(b) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if the Issuer failed to perform any of its obligations hereunder and that the Initial Purchasers and the holders from time to time of the Registrable Notes may be irreparably harmed by any such failure, and accordingly agree that the Initial Purchasers and such holders, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of the Issuer under this Agreement in accordance with the terms and conditions of this Agreement, in any court of the United States or any State thereof having jurisdiction.

(c) Notices. All notices, requests, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) when delivered by hand, if delivered personally or by courier, or (ii) if transmitted by any standard form of telecommunication, upon receipt of a signal confirming receipt, as follows: If to the Issuer, to Teléfonos de México, S.A. de C.V., Parque Vía 190, Colonia Cuauhtémoc, 06599, México, D.F., México (telefax: 011 (52)55 5255-1576), Attention: Ing. Adolfo Cerezo Pérez, with a copy to Cleary, Gottlieb, Steen & Hamilton (telefax: (212) 225-3999), Attention: Nicolas Grabar, Esq., and if to a holder, to the address of such holder set forth in the security register or other records of the Issuer, or to such other address as the Issuer, or any such holder may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(d) Parties in Interest. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by, the parties hereto and the holders from time to time of the Registrable Notes and the respective successors and assigns of the parties hereto and such holders. In the event that any transferee of any holder of Registrable Notes shall acquire Registrable Notes, in any manner, whether by gift, bequest, purchase, operation of law or otherwise, such transferee shall, without any further writing or action of any kind, be deemed a beneficiary hereof for all purposes and such Registrable Notes shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Notes such transferee shall be entitled to receive the benefits of, and be conclusively deemed to have agreed to be bound by, all of the applicable terms and provisions of this Agreement. If the Issuer shall so request, any such successor, assign or transferee shall agree in writing to acquire and hold the Registrable Notes subject to all of the applicable terms hereof.

(e) Survival. The respective indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any holder of Registrable Notes, any director, officer or partner of such holder, any agent or underwriter or any director, officer or partner thereof, or any controlling person of any of the foregoing, and shall survive delivery of and payment for the Registrable Notes pursuant to the Purchase Agreement and the transfer and registration of Registrable Notes by such holder and the consummation of an Exchange Offer.

(f) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

(g) Jurisdiction, Venue and Service of Process. Each of the parties hereto hereby submits to the jurisdiction of any Federal or State court in the City, County and State of New York, United States of America, or to the courts of its own corporate domicile, in respect of actions brought against it as a defendant, in any legal suit, action or proceeding based on or arising under this Agreement and agrees that all claims in respect of such suit or proceeding may be determined in any such court. The Issuer waives, to the extent permitted by law, the defense of an inconvenient forum or objections to personal jurisdiction with respect to the maintenance of such legal suit, action or proceeding. The Issuer hereby designates and appoints CT Corporation System, 111 Eighth Avenue, 13th Floor, New York, New York 10011 (the “Process Agent”), as its authorized agent, upon whom process may be served in any such legal suit, action or proceeding based on or arising under this Agreement, it being understood that the designation and appointment of CT Corporation System as such authorized agent shall become effective immediately without any further action on the part of the Issuer. Such appointment shall be irrevocable to the extent permitted by applicable law and subject to the appointment of a successor agent in the United States on terms substantially similar to those contained in this Section 9(g). If the Process Agent shall cease to act as agent for service of process, the Issuer shall appoint, without unreasonable delay, another such agent, and notify the holders of such appointment. The Issuer represents to the holders that it has notified the Process Agent of such designation and appointment and that the Process Agent has accepted the same in writing. The Issuer hereby authorizes and directs the Process Agent to accept such service. The Issuer further agrees that service of process upon the Process Agent and written notice of said service to such party shall be deemed in every respect effective service of process upon the Issuer, in any such legal suit, action or proceeding. Nothing herein shall affect the right of any holder or any person controlling any holder to serve process in any other manner permitted by law.

(h) Headings. The descriptive headings of the several Sections and paragraphs of this Agreement are inserted for convenience only, do not constitute a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

(i) Entire Agreement; Amendments. This Agreement and the other writings referred to herein (including the Indenture and the form of Notes) or delivered pursuant hereto which form a part hereof contain the entire understanding of the parties with respect to its subject matter. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by the Issuer and the holders of at least a majority in aggregate principal amount of the Registrable Notes at the time outstanding. Each holder of any Registrable Notes at the time or thereafter outstanding shall be bound by any amendment or waiver effected pursuant to this Section 9(i), whether or not any notice, writing or marking indicating such amendment or waiver appears on such Registrable Notes or is delivered to such holder.

(j) Counterparts. This agreement may be executed by the parties in counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

Agreed to and accepted as of the date referred to above.

TELÉFONOS DE MÉXICO, S.A. DE C.V.

By:	/S/ ADOLFO CEREZO
Name:	Adolfo Cerezo
Title:	Chief Financial Officer

By:	/S/ JOSÉ MANUEL CAMACHO
Name:	José Manuel Camacho
Title:	Treasurer

By:	CREDIT SUISSE FIRST BOSTON LLC

By:	/S/ MICHAEL SHOEN
Name:	Michael Shoen
Title:	Managing Director

By:	J.P. MORGAN SECURITIES INC.

By:	/S/ GABRIEL BOCHI
Name:	Gabriel Bochi
Title:	Managing Director

For themselves and as Representatives of the several Initial Purchasers named in Schedule I to the Purchase Agreement.

Exhibit A

TELEFONOS DE MEXICO, S.A. DE C.V.

(the “Issuer”)

INSTRUCTION TO DTC PARTICIPANTS

[Date of Mailing]

URGENT - IMMEDIATE ATTENTION REQUESTED

DEADLINE FOR RESPONSE: [DATE]

The Depository Trust Company (“DTC”) has identified you as a DTC Participant through which beneficial interests in the Issuer’s 4.50% Senior Notes due 2008 (the “Notes”), are held.

The Issuer is in the process of registering the Notes under the Securities Act of 1933, as amended for resale by the beneficial owners thereof. In order to have their Notes included in the registration statement, beneficial owners must complete and return the enclosed Notice of Registration Statement and Selling Securityholder Questionnaire.

It is important that beneficial owners of the Notes receive a copy of the enclosed materials as soon as possible as their rights to have the Notes included in the registration statement as of the date and time such registration statement becomes or is declared effective by the Securities and Exchange Commission depend upon their returning the Notice and Questionnaire by [DEADLINE FOR RESPONSE]. Please forward a copy of the enclosed documents to each beneficial owner that holds interests in the Notes through you. If you require more copies of the enclosed materials or have any questions pertaining to this matter, please contact Télefonos de México, S.A. de C.V., Parque Vía 190-1016, Colonia Cuauhtémoc, 06599, México, D.F., México, (telefax: 011 (52)55 5255 1576), Attention: Ing. Adolfo Cerezo Pérez.

TELEFONOS DE MEXICO, S.A. DE C.V.

(the “Issuer”)

Notice of Registration Statement

and

Selling Securityholder Questionnaire

[Date]

Reference is hereby made to the Exchange and Registration Rights Agreement (the “Exchange and Registration Rights Agreement”) among the Issuer and the Initial Purchasers named therein. Pursuant to the Exchange and Registration Rights Agreement, the Issuer has filed with the United States Securities and Exchange Commission (the “Commission”) a registration statement on Form [            ] (the “Resale Registration Statement”) for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Issuer’s 4.50% Senior Notes due 2008 (the “Notes”). A copy of the Exchange and Registration Rights Agreement is attached hereto. All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Exchange and Registration Rights Agreement.

Each beneficial owner of Registrable Notes is entitled to have the Registrable Notes beneficially owned by it included in the Resale Registration Statement. In order to have Registrable Notes included in the Resale Registration Statement as of its Effective Time, this Notice of Registration Statement and Selling Securityholder Questionnaire (“Notice and Questionnaire”) must be completed, executed and delivered to the Issuer’s counsel at the address set forth herein for receipt ON OR BEFORE [DEADLINE FOR RESPONSE]. Any beneficial owner of Registrable Notes who does not complete, execute and return this Notice and Questionnaire by such date (i) will not be named as a selling securityholder in the Resale Registration Statement and (ii) may not use the prospectus forming a part thereof for resales of Registrable Notes; provided, however, that if any such beneficial owner delivers this Notice and Questionnaire to the Issuer after such date, the Issuer shall take any action reasonably necessary to cause such beneficial owner to be named as a selling securityholder in the Resale Registration Statement and to enable such beneficial owner to use the prospectus forming a part thereof for resales of Registrable Notes, in each case, as soon as reasonably practicable after the Effective Time.

Certain legal consequences arise from being named as a selling securityholder in the Resale Registration Statement and related prospectus. Accordingly, holders and beneficial owners of Registrable Notes are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a selling securityholder in the Resale Registration Statement and related prospectus.

ELECTION

The undersigned holder (the “Selling Securityholder”) of Registrable Notes hereby elects to include in the Resale Registration Statement the Registrable Notes beneficially owned by it and listed below in Item (3). The undersigned, by signing and returning this Notice and Questionnaire, agrees to be bound with respect to such Registrable Notes by the terms and conditions of this Notice and Questionnaire and the Exchange and Registration Rights Agreement, including Section 6 of the Exchange and Registration Rights Agreement, as if the undersigned Selling Securityholder were an original party thereto.

Upon any sale of Registrable Notes pursuant to the Resale Registration Statement, the Selling Securityholder will be required to deliver to the Issuer and Trustee the Notice of Transfer set forth as Exhibit B to the Exchange and Registration Rights Agreement.

The Selling Securityholder hereby provides the following information to the Issuer and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

(1)	(a) Full legal name of Selling Securityholder:

(b) Full legal name of registered holder (if not the same as in (a) above) of Registrable Notes listed in item (3) below:

(c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which registrable notes listed in item (3) below are held:

(2)	Address for notices to Selling Securityholder:

Telephone:

Fax:

Contact Person:

(3)	Beneficial ownership of Notes:

Except as set forth below in this Item (3), the undersigned does not beneficially own any Notes.

(a) Principal amount of Registrable Notes beneficially owned:

CUSIP No(s). of such Registrable Notes:

(b) Principal amount of Notes other than Registrable Notes beneficially owned:

CUSIP No(s). of such other Notes:

(c) Principal amount of Registrable Notes which the undersigned wishes to be included in the Resale Registration Statement:

CUSIP No(s). of such Registrable Notes to be included in the Resale Registration Statement:

(4)	Relationships with the Issuer:

Except as set forth below, neither the Selling Securityholder nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Issuer (or any of its predecessors or affiliates) during the past three years.

State any exceptions here:

(5)	Plan of Distribution:

Except as set forth below, the undersigned Selling Securityholder intends to distribute the Registrable Notes listed above in Item (3) only as follows (if at all): Such Registrable Notes may be sold from time to time directly by the undersigned Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. Such Registrable Notes may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Registered Notes may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market, or (iv) through the writing of options. In connection with sales of the Registrable Notes or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Securities in the course of hedging the positions they assume. The Selling Securityholder may also sell Registrable Notes short and deliver Registrable Notes to close out such short positions, or loan or pledge Registrable Notes to broker-dealers that in turn may sell such securities.

State any exceptions here:

(6)	Whether you are a corporation or not, the following three questions should be answered. If you are a corporation these questions should also be answered with respect to your officers, directors and holders of 5% or more of your equity securities; if you are a partnership such questions should also be answered with respect to your general partners.

(a)    Except as set forth below in this Item (6)(a), neither the undersigned nor any of its affiliates* is a member** of the National Association of Securities Dealers, Inc. (the “NASD”) or a person associated with a member** of the NASD.

*	NASD Rule 2720 defines the term “affiliate” to mean a company which controls, is controlled by or is under common control with a member. The term affiliate is presumed to include the following:
(i)	a company will be presumed to control a member if the company beneficially owns 10 percent or more of the outstanding voting securities of a member which is a corporation, or beneficially owns a partnership interest in 10 percent or more of the distributable profits or losses of a member which is a partnership;

State any exceptions here:

(b)	Except as set forth below in this Item (6)(b), the undersigned does not own stock or other securities of any NASD member not purchased in the open market.

State any exceptions here:

(c)	Except as set forth below in this Item (6)(c), the undersigned has not made any outstanding subordinated loans to any NASD member.

State any exceptions here:

By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M (which governs manipulation, stabilization and trading activity during a distribution of securities).

In the event that the Selling Securityholder transfers all or any portion of the Registrable Notes listed in Item (3) above after the date on which such information is provided to the Issuer, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Notice and Questionnaire and the Exchange and Registration Rights Agreement.

(ii)	a member will be presume to control a company if the member and persons associated with the member beneficially own 10 percent or more of the outstanding voting securities of a company which is a corporation, or beneficially own a partnership interest in 10 percent or more of the distributable profits or losses of a company which is a partnership;
(iii)	a company will be presumed to be under common control with a member if:
(1)	the same natural person or company controls both the member and company by beneficially owning 10 percent or more of the outstanding voting securities of a member or company which is a corporation, or by beneficially owning a partnership interest in 10 percent or more of the distributable profits or losses of a member or company which is a partnership; or
(2)	a person having the power to direct or cause the direction of the management or policies of the member or the company also has the power to direct or cause the direction of the management or policies of the other entity in question.
**	Article I of the NASD’s By-Laws defines the term “member” to mean any broker or dealer admitted to membership in the NASD and defends the term “person associated with a member” to mean every sole proprietor, partner, officer, director or branch manager of any member, or any natural person occupying a similar status or performing similar functions, or any natural person engaged in the investment banking or securities business who is directly or indirectly controlling or controlled by such member (for example, any employee), whether or not such person is registered or exempt from registration with the NASD.

By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Resale Registration Statement and related prospectus. The Selling Securityholder understands that such information will be relied upon by the Issuer and any underwriters in an underwritten offering of such Selling Securityholder’s Registrable Notes listed in Item (3) above, in connection with the preparation of the Resale Registration Statement and related prospectus.

In accordance with the Selling Securityholder’s obligation under Sections 3(d) and (f) of the Exchange and Registration Rights Agreement to provide such information as may be required by law for inclusion in the Resale Registration Statement, the Selling Securityholder agrees to promptly notify the Issuer of any inaccuracies or changes in the information provided herein which may occur subsequent to the date hereof at any time while the Resale Registration Statement remains in effect. All notices hereunder and pursuant to the Exchange and Registration Rights Agreement shall be made in writing, by hand-delivery, first-class mail, or air courier guaranteeing overnight delivery as follows:

(i)	To the Issuer:

Télefonos de México, S.A. de C.V.
Parque Vía 190-1016, Colonia Cuauhtémoc, 06599
México, D.F.
México
Attention: Ing. Adolfo Cerezo Pérez

(ii)	With a copy to:

Cleary, Gottlieb, Steen & Hamilton
One Liberty Plaza
New York, NY 10006-1470
Attention: Nicolas Grabar, Esq.

Once this Notice and Questionnaire is executed by the Selling Securityholder and received by the Issuer’s counsel, the terms of this Notice and Questionnaire, and the representations and warranties contained herein, shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives, and assigns of the Issuer and the Selling Securityholder (with respect to the Registrable Notes beneficially owned by such Selling Securityholder and listed in Item (3) above). This Agreement shall be governed in all respects by the laws of the State of New York.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:
Selling Securityholder
(Print/type full legal name of beneficial
owner of Registrable Notes)

By:
Name:
Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE AND QUESTIONNAIRE FOR RECEIPT ON OR BEFORE [DEADLINE FOR RESPONSE] TO THE ISSUER’S COUNSEL AT:

Cleary, Gottlieb, Steen & Hamilton

One Liberty Plaza

New York, NY 10006-1470

Attention: Nicolas Grabar, Esq.

Exhibit B

NOTICE OF TRANSFER PURSUANT TO REGISTRATION STATEMENT

Attention: Trust Officer

Re:	Télefonos de México, S.A. de C.V. (the “Issuer”)

4.50% Senior Notes due 2008

Dear Sirs:

Please be advised that              has transferred $             aggregate principal amount of the above-referenced Notes pursuant to an effective Registration Statement on Form [            ] (File No. 333-            ) filed by the Issuer.

We hereby certify that the above-named beneficial owner of the Notes is named as a “Selling Holder” in the prospectus dated             , 2004 or in supplements thereto, and that the aggregate principal amount of the Notes transferred are the Notes listed in such prospectus opposite such owner’s name.

Dated:

Very truly yours,

(Name)

By:
(Authorized Signature)